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                                  EXHIBIT 4.12

                                     KB HOME

                   8-5/8% Senior Subordinated Note due 2008


THIS NOTE IS A REGISTERED GLOBAL SECURITY UNDER THE INDENTURE DESCRIBED ON THE REVERSE HEREOF. AS SUCH, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.



No. R-001                                             $200,000,000
                                                      CUSIP 48666KAE9

                  KB HOME, a Delaware corporation (the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Two Hundred Million Dollars at the Issuer's office or agency for said purpose in the Borough of Manhattan, The City of New York, on December 15, 2008 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on June 15 and December 15 of each year, commencing June 15, 2002, on said principal sum in like coin or currency, at the rate of 8-5/8% per annum at said office or agency from the June 15 or the December 15, as the case may be, next preceding the date of this Note to which interest on the Notes has been paid or duly provided for, unless the date hereof is a date to which interest on the Notes has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on the Notes, in which case from December 14, 2001, until payment of said principal sum has been made or duly provided for.
Notwithstanding the foregoing, if the date hereof is after June 1 or December 1, as the case may be, and before the following June 15 or December 15, respectively, this Note shall bear interest from such June 15 or December 15; provided, that if the Issuer shall default in the payment of interest due on such June 15 or December 15, then this Note shall bear interest from the next preceding June 15 or December 15 to which interest on the Notes has been paid or duly
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provided for or, if no interest has been paid or duly provided for on the Notes, from December 14, 2001. The interest so payable on any June 15 or December 15 will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Note is registered at the close of business on the June 1 or the December 1 preceding such June 15 or December 15, respectively, whether or not such date is a Business Day; provided that, except as otherwise provided in the Indenture referred to on the reverse hereof, interest may be paid, at the option of the Issuer, by mailing a check therefor payable to the Holder entitled thereto at his last address as it appears on the Note register or by wire transfer.

      Reference is made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

      This Note shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.


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      IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

Dated:  December 14, 2001

                                     KB HOME
[SEAL]

                                    By:_______________________________
                                    William R. Hollinger
                                    Senior Vice President and Controller

Attest:


___________________________________
Kimberly N. King
Corporate Secretary and Director,
   Corporate Legal Affairs


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Securities referred to in the within-mentioned Senior Subordinated Debt Indenture.


                                    SUNTRUST BANK, as Trustee



                                    By:_______________________________
                                    Authorized Officer


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                                     KB HOME

                    8-5/8% Senior Subordinated Note due 2008

      This Note is one of a duly authorized issue of 8-5/8% Senior Subordinated Notes due 2008 (the "Notes") of the Issuer, issued pursuant to an indenture dated as of November 19, 1996 (as the same may be amended or supplemented from time to time, the "Indenture", which term, as used herein, includes the form and terms of the Notes established by that certain Officers' Certificate of the Issuer dated December 14, 2001), duly executed and delivered by the Issuer to SunTrust Bank, as successor to SunTrust Bank, Atlanta, trustee (herein called, together with any successor in such capacity, the "Trustee"). Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Notes.

      Anything in this Note or the Indenture to the contrary notwithstanding, if any principal of or premium, if any, or interest on the Notes is not paid when due, then such overdue principal, premium, if any, and interest shall, to the fullest extent permitted by law, bear interest at the rate of 8-5/8% per annum until paid.

      The indebtedness evidenced by, and the payment of the principal of and premium, if any, and interest on, and any other amount owing in respect of, the Notes is, to the extent and in the manner provided in the Indenture, expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture) of the Issuer, and each Holder of this Note, by his acceptance hereof, agrees to and shall be bound by all the provisions of the Indenture relating to such subordination and authorizes and directs the Trustee to take such action on his behalf as may be necessary or appropriate to acknowledge or effectuate the subordination of the indebtedness evidenced by this Note as provided in the Indenture and appoints the Trustee his attorney-in-fact for any and all such purposes.

      In case an Event of Default shall have occurred and be continuing, the principal of and accrued interest on all the Notes may be declared due and payable, in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be rescinded and annulled by the Holders of a majority in aggregate principal amount of the Notes then Outstanding and that, prior to any such declaration, such Holders may waive any past default under the Indenture except a default in the payment of principal of or premium, if any, or interest on any of the Notes or a default in respect of another covenant or provision of the Indenture that cannot be modified or amended without the consent of each Holder affected and subject to certain further exceptions. Any such waiver, rescission or annulment by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Note which may be issued in exchange or substitution herefor, whether or not any notation thereof is made upon this Note or such other Notes.

      To the extent permitted by, and as provided and subject to the limitations in, the Indenture, the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding, may execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the


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provisions of the Indenture or any supplemental indenture or modifying in any manner the rights of the Holders.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on this Note at the place, times and rate, and in the coin and currency, herein prescribed.

      The Notes are issuable only as registered Notes without coupons in denominations of $1,000 and any integral multiple of $1,000.

      At the office or agency of the Issuer referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

      Upon due presentation for registration of transfer of this Note at the above-mentioned office or agency of the Issuer, a new Note or Notes of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture.

      No service charge shall be made for any such transfer or any such exchange of any Note, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

      At any time prior to December 15, 2004, the Issuer at its option may redeem Notes in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of the Notes (including any Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings, at any time or from time to time, at a redemption price equal to 108.625% of the principal amount plus accrued interest to the date fixed for redemption (provided that payments of interest becoming due on or prior to a date fixed for redemption of the Notes shall be payable to the Holders of the Notes registered as such at the close of business on the relevant record date, subject to the terms and provisions of the Indenture); provided that Notes (including any Additional Notes) with an aggregate principal amount equal to at least $130,000,000 remain outstanding after each such redemption; and provided further that notice of any such redemption is mailed within 60 days after the closing date of the applicable Equity Offering and, in any event not less than 30 nor more than 60 days prior to the applicable redemption date, all in accordance with the requirements of the Indenture. If less than all of the Notes are called for redemption, the Trustee shall select, in such manner as it deems appropriate and fair, the Notes (or portions thereof) to be redeemed. This Note is not otherwise redeemable at the option of the Issuer.

      Subject to payment by the Issuer of a sum sufficient to pay the amount due on redemption, interest on this Note (or portion hereof if this Note is redeemed in part) shall cease to accrue upon the date duly fixed for redemption of this Note (or portion hereof if this Note is redeemed in part).

      If at any time there occurs a Change of Control with respect to the Issuer, each Holder of Notes will have the right, at such Holder's option, to require the Issuer to repurchase all of such Holder's Notes, or a portion thereof which is a principal amount of $1,000 or any integral multiple thereof, on the date (the "Change of Control Repurchase Date") that is 30 Change of


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Control Business Days after the date of the Change of Control at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the Change of Control Repurchase Date, all upon the terms and subject to the conditions set forth in the Indenture.

      The Indenture includes a number of restrictive covenants affecting the Issuer and certain of its subsidiaries. These restrictive covenants are subject to a number of important qualifications and exceptions and reference is made to the Indenture for a description thereof.

      The Issuer, the Trustee, and any agent of the Issuer or the Trustee, may deem and treat the Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, hereon and, subject to the provisions in the Indenture, interest hereon and for all other purposes, and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

      No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Note or because of any indebtedness evidenced hereby shall be had against any incorporator, as such, or against any past, present or future shareholder, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly (to the extent permitted by law), waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

      Certain of the Issuer's obligations under this Note and under the Indenture with respect to the Notes may be terminated if the Issuer irrevocably deposits with the Trustee money or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on all of the Notes, all upon the terms and subject to the conditions set forth in the Indenture.

      This Note shall be governed by and construed in accordance with the laws of the State of New York.

      Terms (whether or not capitalized) used in this Note and not defined herein which are defined in the Indenture shall have the respective meanings ascribed thereto in the Indenture.


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                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

      TEN COM--as tenants in common
      TEN ENT--as tenants by the entireties
      JT TEN --as joint tenants with right of survivorship and not as tenants in common


      UNIF GIFT MIN ACT--.................Custodian............................
                              (Cust)                        (Minor)
      under Uniform Gifts to Minors Act..........................
                                                (State)

      Additional abbreviations may also be used though not in the above list.



                            ASSIGNMENT/TRANSFER FORM

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please Insert Social Security or Other Identifying Number of Assignee)

________________________________________________________________________________

________________________________________________________________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing
________________________________________________________________________________
attorney to transfer said Note on the books of the Issuer, with full power of substitution in the premises.

Dated:  __________________________________________________________________
        NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:

____________________________________________
The signature should be guaranteed by a
commercial bank or a member broker of
either the New York Stock Exchange,
American Stock Exchange, Midwest Stock
Exchange or Pacific Coast Stock Exchange.


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